                                                                    Exhibit 10.2










                       AGREEMENT FOR THE SALE AND PURCHASE

                                 OF THE STOCK OF

                                   PAPPY, INC.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

RECITALS..................................................................


ARTICLE I ACQUISITION; CLOSING............................................


ARTICLE II TITLE INSURANCE................................................


ARTICLE III REPRESENTATIONS AND WARRANTIES
 OF THE SELLERS...........................................................


ARTICLE IV REPRESENTATIONS AND WARRANTIES
 OF THE PURCHASER.........................................................


ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS................................


ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER.............................


ARTICLE VII CLAIMS........................................................


ARTICLE VIII OTHER PROVISIONS.............................................

                                    SCHEDULES

1.4           Description of Assets to be Transferred

1.5           Description of the Excluded Assets

1.9           Form 338(H) Allocation

2.1           Commitment for Title Insurance

3.1           Articles and By-Laws

3.3           Material Documents

3.6           Real Property Interests

3.7           Financial Statements and Tax Returns

3.8(a)        Accounts Payable

3.8(b)        Accounts Receivable

3.8(c)        Accrued Expenses

3.12          Insurance Policies, etc.

3.13          Employee Benefit Plans, Funds or Programs

3.14(a)       Exceptions to Company's operation in compliance with laws, etc.

3.14(b)       Complaints and Orders

8.4           Notice Address for Seller's Representative

                  AGREEMENT FOR THE SALE AND PURCHASE OF STOCK

                  This Agreement for the Sale and Purchase of Stock ("Agreement") is made as of August 15, 1997, by and between Timothy K. Stancill, Jerry L. Stancill, Terry D. Stancill and Timothy D. Stancill (collectively referred to as the "Stockholders"), (Stockholders may sometimes hereinafter be collectively referred to as "Sellers"), on the one hand, and HARFORD DISPOSAL, INC., a Maryland corporation ("Purchaser"), on the other hand.

                                    RECITALS

                  WHEREAS, the Stockholders are the owners of all of the outstanding shares of stock of Pappy, Inc. (the "Company"), which is in the business of operating a rubble landfill and a sand and gravel mining facility in Harford County, Maryland, known as the Oak Avenue Rubble Fill; and

                  WHEREAS, Purchaser understands and agrees that certain Company assets shall be transferred to Sellers prior to and post Closing, as hereinafter set forth.

                  WHEREAS, the Purchaser desires to purchase all of the shares of stock of Company ("Company Shares"), and the Stockholders desire to sell all of the Company Shares, all subject to the terms and conditions contained herein.

                                    ARTICLE I
                              Acquisition; Closing

         Section 1.1  Incorporation of Recitals.  The recitals set forth
                      -------------------------
above are incorporated herein by reference and are a part of this Agreement.

         Section 1.2  Time and Place for Closing. Closing under this Agreement
                      --------------------------
shall take place immediately following execution of this Agreement, time being of the essence, at the offices of Sellers' counsel, Stark & Kennan, P.A., 30 Office Street, Bel Air, MD 21014, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

         Section 1.3  Agreement to Sell Stock of Company. At the Closing the
                      ----------------------------------
Stockholders agree to transfer and deliver to Purchaser all the Company Shares and Purchaser agrees to purchase all the Company Shares.

         Section 1.4  Description of Company Assets. The assets, properties and
                      -----------------------------
contractual rights of the Company which the Purchaser will acquire through ownership of the Company Shares include those described in Schedule 1.4 attached hereto (the "Company Assets").

         Section 1.5  Excluded Assets. The parties agree that the only tangible
                      ---------------
and intangible property owned by the Company and not being sold to the Purchaser are those items described in Schedule 1.5 attached hereto (the "Excluded Assets"), including, without limitation, all cash and cash deposits. Sellers shall have thirty (30) days from the date of Closing to remove the Excluded Assets from the Property.

         Section 1.6  Consideration. The aggregate purchase price (the "Purchase
                      -------------
Price") for the Company Shares which the Purchaser agrees to pay and the Stockholders collectively agree to accept at the Closing shall be as follows:

                  (a) Ten Million One Hundred Eight-Seven Thousand Five Hundred Dollars And NO/100 ($10,187,500.00) payable by federal wire transfer at Closing to Stark & Keenan, P.A., escrow account ("Cash Purchase Price").

                  (b) The Purchase Price shall be paid to the Stockholders in accordance with their proportionate equity ownership in the Company. At Closing, the Sellers' Counsel shall certify such allocations to Purchaser, and Purchaser shall be entitled to rely thereon.

                  (c) On the date which is ninety (90) days after the Closing Date (the "Adjustment Date"), the parties shall adjust the purchase price as follows:

                      (i) The parties agree that the Cash Purchase Price was determined as if the net working capital of the Company (hereinafter defined) was going to be $1.00 on the Closing Date. Accordingly, the parties agree that the purchase price shall be adjusted on the Adjustment Date (hereinafter defined) to reflect the actual net working capital of Company on the Closing Date, as shown on the balance sheet to be prepared in accordance herewith. If the net working capital of Company so reflected is greater than One Dollar ($1.00) on the Closing Date, then the purchase price shall be increased dollar for dollar for each dollar the net working capital exceeds One Dollar ($1.00) on the Closing Date. If the net working capital of Company so reflected is less than One Dollar ($1.00) on the Closing Date, then the purchase price shall be decreased dollar for dollar for each dollar the net working capital falls below One Dollar ($1.00) on the Closing Date. For the purposes of this Agreement, "net working capital" shall mean the sum of (i) the accounts receivable existing on the Closing Date as set forth on Schedule 3.8(b) which have been collected in cash within the ninety (90) day period after Closing, plus (ii) all prepaid costs and expenses for periods after the Closing Date as set forth on Schedule
1.6 attached hereto minus (iii) accounts payable as set forth on Schedule 3.8(c) of the Company on the Closing Date; and minus (iv) all accrued expenses through the Closing Date including, without limitation, accrued vacation pay and accrued salaries, all calculated in accordance with generally accepted accounting principles (GAAP). On the date which is ninety (90) days after the Closing Date (the "Adjustment Date"), the parties shall adjust the Purchase Price based on a balance sheet of Company for the period ending on the close of business on the Closing Date, prepared by Purchaser in accordance with GAAP and delivered to Sellers' counsel, together with the supporting documentation used to prepare such balance sheet, at least seven (7) days prior to the Adjustment Date. The party owing payment to the other pursuant to this Section shall make such payment on the Adjustment Date, by certified or cashiers check.

                      (ii) In the event of a dispute between the parties as to the "net working capital", the parties will have thirty (30) days to resolve the dispute among themselves. If the parties have not resolved such dispute within such 30-day period, then the parties shall select an arbitrator who is a certified public accountant who shall decide the dispute within thirty (30) days after being selected. If the parties cannot agree on an arbitrator, then Purchaser and Sellers (as a group) shall each select an arbitrator who is a certified public accountant and the two arbitrators so selected shall select a third arbitrator who is a certified public accountant. The parties hereto each agree to be bound by the decision of the arbitrator(s). In the event that three arbitrators are chosen, a majority decision will be required. Each arbitrator can be any natural person above the age of 18 and need not have any specific qualifications. All cost of the arbitration shall be divided equally between the Purchaser and Sellers (as a group).

         Section 1.7  Deliveries by Purchaser. At the Closing,  Purchaser shall
                      -----------------------
deliver, all duly and properly executed (where applicable):

                  (a) The payments due on the Closing Date, as provided in
Section 1.6(a) above and as provided in Section 6.1 hereinafter to be delivered to the Sellers;

                  (b) A certified copy of the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

                  (c) A favorable opinion from counsel for Purchaser, dated the day of the Closing, to the effect that this Agreement has been duly and legally authorized by all necessary corporate action on the part of Purchaser, has been duly and legally executed and delivered by Purchaser, and is the valid, enforceable and binding Agreement of Purchaser, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally.

         Section 1.8  Deliveries by Sellers.  At the Closing, the Sellers shall
                      ---------------------
deliver, all duly executed, the following:

                  (a) Certificates in valid form evidencing all of the Company Shares, duly endorsed to Purchaser ("Endorsed Certificates");

                  (b) The written resignations of all officers and directors of the Company at the time of Closing;

                  (c) A release from each Seller, in a form and content satisfactory to Purchaser, which provides that the Sellers are releasing the Company from any and all claims, causes of action, debts and obligations whatsoever of Company to Sellers except any and all obligations of Purchaser arising under this Agreement;

                  (d) The Sellers shall have delivered to Purchaser a current certificate of good standing for the Company from the State Department of Assessments and Taxation;

                  (e) A favorable opinion from counsel for the Sellers, dated the date of the Closing, to the effect (i) that this Agreement has been duly and legally authorized, executed and delivered by the Sellers and is the valid, enforceable and binding Agreement on the Sellers, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally, (ii) the Company is a business corporation duly organized, and validly existing in the State of Maryland being the only jurisdiction in which the Company does business.

                  (f) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute book, the corporate stock ledgers and title documents shall be delivered at Closing or made available for pick up at Closing;

         Section 1.9  338h(10) Election.
                      -----------------

                  (a) Sellers and Purchaser agree that they hereby elect treatment of this transaction in accordance with Section 338(h)(10) of the Internal Revenue Code (the "Election") in accordance with the allocation attached hereto as Schedule 1.9.

                  (b) In connection with the Election, Seller and Purchaser have on the Closing Date executed Form 8023-A attached ("Allocation"). Seller and Purchaser shall (A) be bound by the Allocation set forth in Schedule 1.9 and Form 8023-A which they have executed for purposes of determining any taxes, (B) prepare and file their tax returns on a basis consistent with the Allocation and
(C) take no position inconsistent with such determinations and Allocation on any applicable tax return, in any proceeding before any taxing authority or otherwise. In the event that any such Allocations are disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.

                                   ARTICLE II
                             Post Closing Conditions

         Section 2.1  Post Closing Conditions.
                      -----------------------

                      (a) After Closing Purchaser and Stancills, Inc. shall promptly complete the application, Plans, drawings, and Right to Entry Agreement necessary to transfer Surface Mining Permit No. 77-SP-0091 from Stancills, Inc. to PAPPY, Inc. Purchaser promptly after Closing shall obtain the performance bond as required by the Maryland Department of the Environment, for the Surface Mining Permit all at Purchaser's sole cost and expense. Purchaser shall pay all fees in connection with such transfer and shall indemnify and save and hold Stancills, Inc. harmless from any and all loss, claims or liability incurred by Stancills, Inc. after Closing and prior to such transfer in connection with said Permit to Surface Mine which are directly the result of actions or inactions of the Company occurring after Closing. Stancills, Inc. hereby grants Pappy, Inc. the right to operate under the Surface Mining Permit until the transfer is effected.

                      (b) Purchaser shall, within fifteen (15) days of Closing obtain performance bonds and deliver them to the State of Maryland and Harford County, Maryland as required by the Company's refuse disposal permit and its grading permit and offer them in replacement of pre- Closing bonding presently secured by Letters of Credit with the Forest Hill State Bank in the amounts of $220,000.00 and $52,265.00, respectively. Once the State of Maryland and Harford County, Maryland release the current bonds, the entire account balance in Account Number 06 5630835 in the name of the Company securing the refuse disposal permit shall be withdrawn from the Forest Hill State Bank and delivered to Sellers. Seller and Purchaser shall cooperate with each other to obtain the consent of the State of Maryland and Harford County, Maryland to the replacement of the bonds.

                      (c) Sellers agree to cooperate and provide assistance in completing an audit of the Company's financial statements for the fiscal years ended October 31, 1995 and 1996 prepared in accordance with generally accepted accounting principals.

                                   ARTICLE III
                  Representations and Warranties of the Sellers

         Sellers each individually and severally represent and warrant to Purchaser and make the following covenants for Purchaser's benefit. The Sellers represent and warrant that the representations and warranties contained in this
Article III are true on the date hereof and shall be true on the Closing Date and shall survive Closing for a period of three (3) years.

         Section 3.1  Organization and Standing. The Company is duly organized,
                      -------------------------
legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted subject to applicable Federal, State and County laws, rules and regulations. The Company's Articles of Incorporation and ByLaws are attached hereto as Schedule 3.1.

         Section 3.2  Company Stock. All of the authorized, issued, and
                      -------------
outstanding shares of capital stock and other securities of the Company are owned by the Stockholders, including without limitation equity securities, debt securities and options. The Stockholders are the only owners of the securities of the Company. The Company Shares each Seller owns are legally and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, claims and encumbrances of every kind and nature and are not subject to any agreement or instrument relating to the transfer, disposition or voting of such securities. There are no outstanding rights of any kind to acquire additional shares of any class from the Company nor has any person claimed any such rights.

         Section 3.3  Contracts, Permits and Material Documents. The items
                      -----------------------------------------
listed in Schedule 3.3, attached hereto, are all of the following with respect to the Company ("Material Documents"): (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, letters of credit, mortgages, liens, pledges, and security agreements under which the Company is bound or under which the Company is a beneficiary,
(v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties, (viii) any outstanding monetary obligations of company to third parties other than any county, state or federal government or agency in excess of Twenty Five Thousand Dollars ($25,000.00). The Material Documents listed on Schedule 3.3 are organized under subheadings for each of the different type of documents listed.

         Section 3.4   Personal Property. All of the items of personal property
                       -----------------
owned by the Company and being transferred hereunder, including the items listed in Schedule 1.4, are owned by the Company by good and marketable title free of all liens, and will be transferred to Purchasers at closing in "as is" condition, Purchaser having had the right to inspect all equipment prior to Closing and being satisfied therewith.

         Section 3.5   Customers. The Company has no written customer contracts.
                       ---------

         Section 3.6   The Property. The Company has never owned, leased or had
                       ------------
an interest in or operated any real property other than the Property, except as listed on Schedule 3.6 attached hereto and incorporated herein by reference.

                 (a) The Stockholders and Company have made available, at Purchaser's expense on Purchaser's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Property in the possession or control of the Stockholders or the Company or its or their consultants or employed professional firms.

                 (b) There are no mechanic's liens affecting the Property and no work has been performed on the Property within twelve (12) months of the date hereof for which a mechanic's lien could be filed.

         Section 3.7   Financial Statements. Sellers have delivered to Purchaser
                       --------------------
true and correct copies of financial statements for the years ended October 31, 1995 and 1996 compiled by Coughlin & Mann, Chartered and Tax Returns of the Company for the years 1995, 1996 as prepared by Coughlin & Mann, Chartered.

         Section 3.8   Accounts Receivable and Payable. The Company's accounts
                       -------------------------------
payable as of August 15, 1997 are listed on Schedule 3.8(a) attached. The Company's accounts receivable as of August 15, 1997 are listed on
Schedule 3.8(b) attached. The Company's accrued expenses for all periods after August 15, 1997 are listed on Schedule 3.8(c) attached.

         Section 3.9   Intentionally Deleted.

         Section 3.10  Monthly Operating Statements. True and correct Monthly
                       ----------------------------
Operating Statements since the last tax return have been delivered to Purchaser.

         Section 3.11  Tax Returns. The Company has filed all Federal and other
                       -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company has no liability for taxes incurred by its operations prior to Closing, except for taxes for the current fiscal year. The Company is a Subchapter S corporation under the Internal Revenue Service Code. Seller's agree that they shall be responsible for the preparation of the Company's federal and state income tax returns for the tax period beginning November 1, 1996 and ending at Closing. Purchaser agrees to cooperate with Seller, at no expense to Sellers, in the preparation of such returns. Sellers further agree that they shall pay such taxes due for such tax period ending at Closing.

         Section 3.12  Policies of Insurance. All insurance policies,
                       ---------------------
performance bonds, and letters of credit insuring the Company or which the Company has had issued and which has not expired are listed on Schedule 3.12 attached hereto. All such policies shall be terminated as of Closing and Purchaser shall promptly deliver to Seller all return premiums after receipt thereof by the Company.

         Section 3.13  Employees, Pensions and, ERISA. Attached as Schedule
                       ------------------------------
3.13, are all employee benefit plans to which Company currently contributes. Attached hereto as Exhibit 3.13 is evidence that the employees pensions and ERISA plans are not under funded.

         Section 3.14  Legal Compliance. Except as listed in Schedule 3.14(a)
                       ----------------
attached hereto and incorporated herein, the Sellers have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement, except for any consent or approval of the Maryland Department of the Environment which may be required in relation to the Company's permit to operate a landfill and which is required to transfer the Surface Mining Permit from Stancill, Inc. to Pappy, Inc. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the directors and shareholders of the Company. Except as set forth in Schedule 3.14(b), there are
(i) no pending Complaints and Orders as defined in Sections 9-334 and 9-335 of the Environment Article of the Annotated Code of Maryland relating to the Property, the Company or any of the Permits issued to the Company; and (ii) no served Complaint by any other third party in any state or federal court or arbitration panel relating to the Property, the Company or any of the Permits issued to the Company. Except for all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties attached hereto on Schedule 3.3. The execution, delivery and performance of this Agreement will not result in a breach of or constitute a default or result in the loss of any material right or benefit under:

                 (a) The Company, by-law, or written agreement to which the Company is a party or by which the Company or any of its property is bound; or

                 (b) Any decree or, order of any court or governmental authority which is binding on the Company or on the property of the Company.

         Section 3.15  Transaction Intermediaries. No agent or broker or other
                       --------------------------
person acting pursuant to the authority of the Company or any of the Sellers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

         Section 3.16  Intentionally Deleted.

         Section 3.17 Litigation. Sellers know of no pending litigation to which the Company is a party. Sellers have no actual knowledge (which shall mean each Seller's actual conscious awareness) of any written notice to the Company which notice either:

                       (i) contains language specifically threatening suit, such as "we intend to file suit" or "we intend to litigate" or other similar verbiage; or

                       (ii) contains language specifically threatening the revocation of a Company permit and giving the Company official notice of an administrative hearing before an administrative law judge.

                                  ARTICLE IV
                  Representations and Warranties of Purchaser

         Purchaser represents and warrants to the Sellers that the representations and warranties contained in this Article IV are true on the date hereof and shall be true on the Closing Date.

         Section 4.1   Structure. Purchaser is a corporation duly organized and
                       ---------
legally existing in good standing under the laws of Maryland.

         Section 4.2   Authorization to Proceed with this Agreement. Purchaser
                       --------------------------------------------
has, by proper corporate proceedings, duly authorized the execution, delivery and performance of this Agreement.

         Section 4.3   Absence of Intermediaries. No agent, broker, or other
                       -------------------------
person acting pursuant to Purchaser's authority will be entitled to make any claim against the Company or against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.




                                   ARTICLE V
                       Additional Agreements of Sellers

         The Sellers covenant and agree with Purchaser as follows:

         Section 5.1   This Section has been intentionally deleted.

         Section 5.2   This Section has been intentionally deleted.

         Section 5.3   Continuation of Insurance. The Sellers will cause the
                       -------------------------
Company to keep in existence all current policies of insurance insuring the
                                 -------
Company against liability and property damage, fire and other casualty through the time of Closing.

         Section 5.4   FIRPTA Certificate. Purchaser and Company acknowledge
                       ------------------
that the financial provisions of this Agreement are subject to the requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), and that the Internal Revenue Code ("Code") Sections 1445 and 6039C require Purchaser in certain circumstances to withhold ten percent (10%) of the amount realized by the Purchaser. Among other circumstances, Purchaser is not required to withhold said amount if Company furnishes Purchaser with a certificate stating the Company's U.S. Taxpayer Identification Number and that the Company is not a foreign person within the meaning of the Code. Company agrees to provide to Purchaser at Closing such certificate as is reasonably necessary to insure that such withholding is not required under FIRPTA.

                                   ARTICLE VI
                       Additional Agreements of Purchaser

         Section 6.1   Payment of Expenses. Purchaser will pay all expenses
                       -------------------
(including legal fees) incurred by it in connection with the negotiation, execution and performance of this Agreement. At Closing, Purchaser will pay all Sellers expenses incurred by the Sellers (including legal fees) in connection with the negotiation, execution and performance of this Agreement, legal fees not to exceed Twenty Thousand Dollars ($20,000.00).

         Section 6.2   Non-Fiscal Year Deposit. Promptly after the Closing Date,
                       -----------------------
Purchaser will apply for the return of all funds being held by the Internal Revenue Service on the Closing Date for the purpose of permitting Company to maintain a non-calendar fiscal year. All such funds returned to Purchaser, if any, shall be delivered immediately to Sellers' counsel in escrow for distribution to Sellers as they shall direct. Sellers represent to Purchaser that the approximate amount currently being held is $136,000.00.

         Section 6.3   Books and Records. From the Closing Date through seven
                       -----------------
(7) years after the Closing Date, the Purchaser shall allow the Sellers and their professional advisers access to all business records and files of the Company pertaining to the operation of the Company prior to the Closing Date ("Records"). Access to the records shall be during normal working hours at the location where such Records are stored. The Purchaser, at Purchaser's expense, shall make copies of any Records reasonably requested by Sellers provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere unreasonably with the normal conduct of the Purchaser's business. For a period of seven (7) years after the Closing Date, the Purchaser shall not dispose of or destroy any material Records without first providing written notice to the Sellers at least 30 days prior to the proposed date of such disposition or destruction and providing such records to Seller at Sellers' request.


                                  ARTICLE VII
                                    Claims
                                    ------

         Section 7.1   Survival of Claim. All of the respective representations,
                       -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows:
(i) all representations and warranties set forth in Section

3.11 Tax Returns shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities (ii) all other representations and warranties of Sellers other than set forth in (i) above shall survive until three years from the Closing Date and
(iii) all representations, warranties and obligations of Purchasers shall survive until three (3) years from the Closing Date except as otherwise provided herein.


         Section 7.2   Claims. In the event either Purchaser or Sellers have any
                       ------
claims against each other as a result of the breach of any covenant warranty or other term or condition of this Agreement, such parties shall have the right to pursue all available remedies at law or in equity. In the case of any such claim, each party agrees to give notice to the other, and a period of thirty
(30) days to cure any such alleged breach prior to filing an action seeking damages. Notwithstanding Section 7.1 which provides that all representations, warranties and obligations of Purchaser and Sellers shall survive until three
(3) years from the Closing Date, if within such three (3) year period, notice of such claim is given and a suit or action based upon representation or warranty is commenced within the date which is three (3) years and thirty (30) days from the Closing Date the party making the claim shall not be precluded from pursuing such claim or action by reason of the expiration of the representation or warranty.


                                  ARTICLE VIII
                                Other Provisions

         Section 8.1   Assignment; Binding Effect; Amendment. This Agreement and
                       -------------------------------------
the rights of the parties hereunder may not be assigned (except by operation of law) and the rights and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors, personal representatives and assigns. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

         Section 8.2   Entire Agreement. This Agreement, is the final, complete
                       ----------------
and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

         Section 8.3   Counterparts. This Agreement may be executed
                       ------------
simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         Section 8.4   Notices. All notices or other communications required or
                       -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

                 (a)   If to Purchaser, addressed to it at:

                       Garnet of Delaware, Inc.
                       Oak Grove Marine Center
                       Building #2, Box #5
                       2822 Solomons Island Road
                       Edgewater, MD 21037

                       with a copy to:

                       Arvin E. Rosen, Esquire
                       Siskind, Grady, Rosen & Hoover, P.A.
                       2 East Fayette Street
                       Baltimore, MD 21202

                 (b)   If to Sellers, addressed to
                       Sellers' Representative as set forth on
                       Schedule 8.4 attached.

                       with a copy to:

                       Judy Silverstein, Esquire
                       Stark & Kennan, P.A.
                       30 Office Street
                       Bel Air, MD 21014

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

         Section 8.5   Governing Law. This Agreement shall be governed by and
                       -------------
construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland. The parties hereto hereby consent to the personal jurisdiction of and exclusive venue in the Circuit Court for Harford County, Maryland for any and all disputes arising in connection with this Agreement. For the purpose of service of process Purchaser hereby irrevocably appoints its resident agent.

         Section 8.6   No Waiver. No delay of or omission in the exercise of any
                       ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this

Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

         Section 8.7   Time of the Essence. Time is of the essence of this
                       -------------------
Agreement as well as all dates referred to herein and extensions thereof.

         Section 8.8   Captions. The headings of this Agreement are inserted for
                       --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         Section 8.9   Construction. The parties have participated jointly in
                       ------------
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

         Section 8.10  Extension or Waiver of Performance. Either the Seller or
                       ----------------------------------
Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

         Section 8.11  Liabilities of Third Parties. Nothing in this Agreement,
                       ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

         Section 8.12  Agreement Not Binding Until Fully Executed. This
                       ------------------------------------------
Agreement shall not be binding on any party hereto until the Agreement has been fully executed.

         Section 8.13  This Section has been intentionally deleted.

         Section 8.14  Publicity. Prior to Closing and after Closing, except as
                       ---------
may be required by law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the Purchase Price or other financial information.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            SELLERS

WITNESS:

/s/ Donna M. Bannon                         /s/ Timothy K. Stancill
-------------------                         -----------------------
                                            Timothy K. Stancill

WITNESS:

/s/ Donna M. Bannon                         /s/ Jerry L. Stancill
-------------------                         -----------------------
                                            Jerry L. Stancill
WITNESS:

/s/ Donna M. Bannon                         /s/ Terry D. Stancill
-------------------                         -----------------------
                                            Terry D. Stancill

WITNESS:

/s/ Donna M. Bannon                         /s/ Timothy D. Stancill
-------------------                         -----------------------
                                            Timothy D. Stancill






                                            PURCHASER
                                            HARFORD DISPOSAL, INC.


                                            By:  /s/ Blake R. Van Leer
                                                 -------------------------------

                                            Its: President
                                                 -------------------------------

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